Exhibit 10.27

AMENDMENT AND RESTATEMENT OF

LEASE AGREEMENT

THIS AGREEMENT, made effective as of the Is1 day of August, 2010, by and between MORSE BOULEVARD DEVELOPMENT ASSOCIATES, LLC, a Florida limited liability company, successor in interest to Morse Boulevard Development Associates, a Florida genera! partnership, (“Landlord”), and BANKJTRST, a Florida banking corporation (“Tenant”).

RECITALS:

A. Landlord and Tenant entered into that certain Lease dated August 20, 2002 being thereafter amended by that certain Second Lease Amendment dated November 21, 2006, being thereafter amended by that certain Second Lease Extension dated August 29, 2007, being further amended by that certain Third Lease Amendment dated February 27,2008 (collectively, the “Lease”); and

B. Landlord and Tenant entered into a second Lease dated January 31, 2006 being thereafter amended by that certain First Lease Amendment dated February 2, 2009, being thereafter amended by that certain Second Lease Amendment dated February 1,2010 (collectively, the “Second Lease”); and

C. Landlord, Tenant and Commercial Business Finance Corporation (“Sub-Tenant”) entered into a Sub-Lease dated December    , 2006 (“Sub-Lease”) with respect to Suite 140. Landlord and Tenant desire to include in this instrument certain provisions affecting rental rate and lease term with respect to the Sub-Lease which shall be ratified by Sub-Tenant via separate instrument; and

D. Landlord and Tenant desire to merge the Lease and the Second Lease and to thereafter amend and restate the Lease, Second Lease and the Sub-Lease in their entirety as follows.

NOW THEREFORE, in the consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration paid by Tenant to Landlord, the receipt and sufficiency of which is hereby acknowledged, the Lease, the Second Lease and the Sub-Lease are hereby merged and restated in their entirety to read as follows:

1, Basic Lease Provisions

The following (along with attached exhibits) are certain basic lease provisions, which are a part of, and in certain instances referred to in, subsequent provisions and exhibits of this Lease:

(a)	Date of this Lease:	August 1, 2010

(b)	Landlord:	Morse Boulevard Development Associates, LLC, a Florida limited liability company

(C)	Tenant:	BankFIRST, a Florida banking corporation

(d)	Demised Premises:	See Exhibit “B”

(e)	Commencement Date:	August 1, 2010

(f)	Expiration Date:

	Option to Renew:	This Lease shall terminate on July 31, 2020 unless earlier terminated pursuant to the terms and conditions of this lease. Landlord grants to Tenant two (2) options to renew this

Lease as follows: (1) For one two (2) year term; and (2) for one additional five (5) year term. Tenant shall provide six months advance written notice to Landlord of its intent to extend the term of this Lease. The Basic Rental and any additional rent for any renewal term shall be the fair market rental value for similar properties similarly situated at the time of the commencement of a renewal term.

(g)	Basic Rental:	The Basic Rental as outlined in Paragraph 5.1 during the term of this Lease shall be payable according to the following Schedule:

Period	Annual Rent *	Monthly Rent *
Months 1 - 12	$549,225.50	$45,768.79
Months 13 24	$565,702.27	$47,141.86
Months 25 36	$582,673.33	$48,556.11
Months 37 48	$600,153.53	$50,012.79
Months 49 60	$618,158.14	$51,513.18
Months 61 72	$636,702.88	$53,058.57
Months 73 84	$655,803.97	$54,650.33
Months 85 96	$675,478.09	$56,289.84
Months 97 108	$695,742.43	$57,978.54
Months 109 - 120	$716,614.70	$59,717.89

*Exclusive of Florida sales or use tax which shall payable by Tenant in addition to the Basic Rental amounts. Annual increases in the above schedule are based on a 3% per year escalator.

See Exhibit “D” attached hereto for additional information.

(h)	Tenant’s Share:	The percentage obtained by dividing the number of gross leasable square feet in the Demised Premises from time to time, by the total gross leasable square feet in the Development from time to time. (Tenant’s share is estimated to be 18,135/47,607 = 38%). Given that Tenant is the only occupant of the Building that benefits from the drive-thru and ATM machine, an additional three percent (3%) shall be added to Tenant’s Share resulting in an aggregate percentage of 41% as and for Tenant’s Share.

(i)	Tenant’s Use:	General office and banking operation

(j)	Tenant’s Address for Notices	1031 W. Morse Boulevard, Suite 323 Winter Park, FL 32789 Attn: Thomas P. Abelmann

(k)	Landlord’s Address	1031 W. Morse Boulevard, Suite 230 Winter Park, FL 32789 Attn: Lesley Moulton

(l)	Security Deposit	None

2. Building and Demised Premises

2.1 Landlord, is the owner of certain real estate interests and improvements as more particularly described on Exhibit “A” hereto located in the City of Winter Park, Orange Comity, Florida, upon which Landlord has constructed a building (hereinafter referred to as the “Building”), consisting of three stories, together with certain interior and exterior common and public areas and facilities (hereinafter referred to as “Common Areas”), including the use of parking (hereinafter referred to as “Parking Areas”) as may be designated by Landlord for use by tenants of the Building, and their employees, guests, customers or prospective customers, agents and invitees. The Building, Parking Areas and all Common Areas and appurtenances are hereinafter collectively referred to as die “Development”. The Development shall be named by Landlord in Landlord’s sole discretion; however, during the term of this Lease the Building shall continue to be named The BankFIRST Building. Tenant shall be granted the right to utilize its proportionate share of the Parking Areas on a non-exclusive, non-designated basis, all ‘without additional charge to Tenant Landlord shall not be responsible for policing the exclusivity or allocation of parking spaces or areas.

2.2 Subject to the terms, covenants, agreements and conditions herein set forth, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, those certain premises (herein referred to as. the “Demised Premises”) designated in Section 1(d) hereof, as shown on the floor plan(s) attached hereto as Exhibit “B”, together with the nonexclusive right to use the Common Areas and with the right to use the Parking Areas as provided herein.

2.3 Landlord reserves (a) the right from time to time to make changes, alterations, additions, improvements, repairs or replacements in or to the Development (including the Demised Premises) and the fixtures and equipment thereof, as well as in or to the street entrances, the Building, halls, passages, elevators, escalators, stairways and other parts of the Building, and to erect, maintain, and use pipes, ducts and conduits in and through the Development, all as Landlord may reasonably deem necessary or desirable, but not in a way so as to adversely and materially affect Tenant or Tenant’s access to the Demised Premises; and (b) the right to eliminate, substitute and/or rearrange the Development (including, without limitation, the Building, Common Areas and Parking Areas) as Landlord deems appropriate in its discretion, bat not in a way so as to adversely and materially affect Tenant’s nonexclusive right to utilize the Common Areas and Parking Areas. Tenant’s nonexclusive right to utilize the Common Areas and Parking Areas (except as provided herein) shall be in common with Landlord, other tenants and occupants of the Building and others to whom Landlord grants such rights from time to time.

3. Term and Options to Renew

3.1 The initial Term of this Lease shall commence on that date (hereinafter referred to as the “Commencement Date”) and, unless sooner terminated as hereinafter provided, shall end on the “Expiration Date” set forth in Section 1(f) hereof.

3.2 Provided this Lease is in full force and effect and Tenant is not in default of any provisions of this Lease, and Tenant has not been in default of the Lease more than three (3) times during the immediate proceeding Term, Landlord grants to Tenant the right to extend this Lease for those periods set forth in Section 1 (f) hereof under the same terms conditions as the initial Term subject only to the annual changes to Basic Rental and additional charges contemplated in this Lease. If Tenant elects to exercise its option to extend this Lease, Tenant shall notify Landlord in writing at least six (6) months prior to the end of the then current Term . If this Lease is terminated during the initial Term or any extensions thereof for any reason whatsoever, Tenant shall have no farther rights to extend this Lease.

4. Tenant Improvements

Landlord shall, at Tenant’s option, pay to Tenant the sum of Two Hundred Nineteen Thousand Two Hundred Sixty Dollars ($219,260)(Tenant Allowance) for Tenant Improvements made by the Tenant subject to the provisions of Section 9 herein within 15 days of Tenants written request which shall include proof of the completion of the work as well as the cost thereof. The Tenant may use all or a portion of the Tenant Allowance for Tenant Improvements, Alternatively, at the Tenant’s option, the Tenant may request in writing to apply a portion or all of the Tenant Allowance to the rent due under this lease.

In all other respects, Tenant accepts the Demised Premises in “AS IS” condition.

THE BALANCE OF THIS PAGE INTENTIONALLY LEFT BLANK

5. Rental

5.1 Tenant shall pay to Landlord as rental for the Demised Premises tlie Basic Rental set forth in Section 1(g) hereof, plus any increases thereto pursuant to this Section 5 and the other provisions of this Lease, all of which shall be payable in equal monthly installments in advance-

5.2 The following terms shall have the following meanings:

(a) The term “Expenses” shall mean the actual cost incurred by Landlord with respect to the operation, maintenance, repair, replacement and administration of the Development (including expenses incurred with respect to the Building, Common Areas and Parking Areas), including, without limitation to duplication, (1) die costs incurred for air conditioning; mechanical; ventilation; heating; cleaning (including janitorial services); rubbish removal; general landscaping and maintenance; striping; window washing; elevators; escalators; electric current; all parking fees and rents; license payments of any kind; management fees; protection and security services; repairs, replacement and maintenance; fire, extended coverage, boiler, sprinkler, apparatus, public liability and property damage insurance (including loss of rental income insurance); supplies; wages; salaries; disability benefits; pensions; hospitalization; retirement plans and group insurance respecting service and maintenance employees and management staff; accounting and administrative staff; uniforms and working clothes for such employees and the- cleaning thereof; expenses imposed pursuant to any collective bargaining agreement -with respect to such employees; payroll, social security, unemployment and other similar taxes with respect to such employees and staff; sales, use and other similar taxes; water rates and sewer charges; personal property taxes; advertising, public relations and promotions; depreciation of movable equipment and personal property, which is, or should be, capitalized on the books of Landlord, and the cost of movable equipment and personal property, which need not be so capitalized, as well as the cost of maintaining all such movable equipment (provided, however, that only movable equipment and personal property used exclusively at the Development or the allocable percentage of such depreciation and costs based upon its time of usage at the Development versus its usage elsewhere, shall be included); and any other costs, charges and expenses which, under generally accepted accounting principles and practices, would be regarded as maintenance and operating expenses with respect to the Development; and (2) the cost of any capital improvements made to the Building by Landlord after the Commencement Date that are intended to reduce other Expenses, to maintain, improve or otherwise benefit the Building (but not to enlarge the Building) or made to the Building by Landlord after the date of this Lease that are required under any governmental law or regulation that was not applicable to the Building at the time it was constructed, such cost to be amortized over the tax period as Landlord shall determine, together with interest on the unamortized balance at the rate of the then current “prime rate” reported in The Wall Street Journal (as defined in Section 5.7 hereof) or such lower rate as may have been paid by Landlord on funds borrowed for the purpose of constructing such capital improvements. Expenses shall not include “Taxes,” as defined in Section 5.2(b) hereof; depreciation on the Building other than depreciation on standard exterior window coverings provided by Landlord; costs of services or repairs, replacements and maintenance which are paid for by proceeds of insurance, by other tenants (in a manner other than as provided in Section 5.3 hereof), to third parties; tenant improvements, real estate brokers’ commissions, interest and capital items other than replacements and those referred to in clause (2) above.

The Expenses shall be adjusted to equal Landlord’s reasonable estimate of Expenses had the total leasable area of the Building been occupied and had the total leasable area of the Building been furnished all services.

(b) The term “Taxes” shall mean the amount incurred by Landlord for all ad valorem real property taxes and assessments (which shall be limited to only installments of assessments which shall be due during the term of this Lease and any extension thereof), special or otherwise, levied upon or with respect to the Development, or the rent and additional charges payable hereunder, imposed by any taxing authority having jurisdiction. Taxes shall also include all taxes, levies and charges which may be assessed, levied or imposed in replacement of, or in addition to, all or any part of ad valorem real property taxes as revenue sources, and which in whole or in part are measured or calculated by or based upon the

Development, the freehold and/or leasehold estate of Landlord or Tenant, or the rent and other charges payable hereunder. Taxes shall include any reasonable expenses and attorneys’ fees incurred by Landlord in determining or attempting to obtain a reduction of Taxes. In the event any tax, however described, is levied or assessed directly against Tenant by any lawful taxing authority on account of Tenant’s interest in this Lease or the leasehold estate hereby created or the rents to be paid by Tenant hereunder, then Tenant shall be responsible therefor and agrees to pay the same before delinquency. Should any lawful taxing authority require that any tax, however described, for which Tenant is responsible hereunder, other than the real property taxes levied or assessed against the Development, be paid by Tenant but collected by Landlord for and on behalf of such taxing authority, then the same shall be paid by Tenant to Landlord at such times as such taxing authority shall require and be collectible by Landlord and the payment thereof enforced in the same fashion as provided for the enforcement of the payment of additional rent hereunder.

(c) The term “Tenant’s Share” shall mean the percentage set forth in Section 1 (h) hereof. Tenant’s Share has been computed on the basis of the gross square foot area of the Building (including the Demised Premises). Tenant’s Sham shall be adjusted from time to time if additional premises are added Co the Demised Premises.

5.3 (a) Based on the Development’s actual 2012 Expenses and Taxes, in subsequent year is, Tenant; shall pay to Landlord as permitted pass through charges, Tenant’s share of Expenses and Taxes which cumulatively exceed the actual 2012 Expenses and Taxes for the entire Development in the manner and at the times herein provided. Prior to January 1,2013, there shall be no additional payment by Tenant for Expenses and Taxes.

(b) With respect to Expenses, prior to the Commencement Date and prior to the beginning of each fiscal year of Landlord thereafter, or as soon thereafter as practicable, Landlord shall give Tenant notice of Landlord’s estimate of Tenant’s Share of Expenses for the ensuing fiscal year. With respect to Taxes, prior to the Commencement Date and prior to the beginning of each calendar year thereafter, or as soon thereafter as practicable, Landlord shall give Tenant notice of Landlord’s estimate of Tenant’s Share of Taxes for the ensuing calendar year. On or before the first day of each month during the ensuing fiscal year and calendar year, respectively, Tenant shall pay to Landlord one-twelfth (l/12th) of Tenant’s Share of such estimated amounts, which collectively exceed the actual 2001 Expenses and Taxes provided that until such notice is given with respect to the ensuing fiscal or calendar year, as the case may be, Tenant shall continue to pay the amount currently payable pursuant hereto until after the month such notice is given. If at any time or times (including, without limitation, upon Tenant taking occupancy of the Demised Premises) it appears to Landlord that Tenant’s Share of Expenses or Tenant’s Share of Taxes for the then current fiscal or calendar year, as the case may be, will vary from Landlord’s estimate by more than five percent (5%), Landlord may, by notice to Tenant, revise its estimate for such year and subsequent payments by Tenant for such year shall be based upon such revised estimate.

Within ninety (90) days after the close of each fiscal year of Landlord with respect to Expenses, and within ninety (90) days after the close of each calendar year with respect to Taxes, or as soon after such ninety (90) Day period as is practicable, Landlord shall deliver to Tenant a statement prepared by Landlord of Tenant’s Share of Expenses and Taxes, respectively, for such fiscal year and calendar year, respectively. If on the basis of such statement, Tenant owes an amount that is more than the estimated payments for such fiscal year, Tenant shall pay the deficiency to Landlord within seven (7) days after delivery of such statement If on the basis of such statement, Landlord owes Tenant a reimbursement, Landlord shall pay the reimbursement to Tenant within seven (7) days after delivery of such statement.

(c) If this Lease shall commence on a day other than the first day of Landlord’s fiscal year or terminate on a day other than the last day of Landlord’s fiscal year, Tenants share of Expenses that is applicable to Landlord’s fiscal year in which such commencement or termination shall occur shall be appropriately prorated. If this Lease shall commence on a day other than the first day of a calendar year ox terminate on a day other than the last day of a calendar year, Tenant’s Share of Taxes that is applicable to the calendar year in which such commencement or termination shall occur shall be appropriately prorated.

5.4 The installment of the Basic Rental provided for in Section 1(g) hereof for the first full month of the Team shall be paid by Tenant to Landlord on the first day of the first month. Basic Rental shall be paid to Landlord on or before the first day of each and every successive calendar month in advance after the first month during the Term in which Basic Rental is paid. In the event the Commencement Date is other than the first day of a calendar month, or the Expiration Date is other than the last day of a calendar month, then die monthly Basic Rental for the first and last fractional months of the Term shall be appropriately prorated.

5.5 Tenant shall pay to Landlord each month, together with each installment of the Basic Rental, a sum equal to all Florida sales, use or other tax now or hereafter imposed and/or assessed upon the rents, expenses, reimbursements, consideration and other payments to be received by Landlord for, under or in connection with this Lease, notwithstanding that such statute, ordinance or enactment imposing same may endeavor to impose such tax on Landlord.

5.6 For purposes of establishing Landlord’s remedies hereunder, Tenant shall pay as additional rental any money and charges required to be paid by Tenant pursuant to the terms of this Lease, whether or not the same may be designated “additional rent”

5.7 Except as above provided, rental and additional rental shall be paid to “Landlord without notice or demand and without deduction or offset, in lawful money of the United States of America at Landlord’s address for notices hereunder or to such other person or at such other place as Landlord may from, time to time designate in writing. All amounts payable by Tenant to Landlord hereunder, if not paid when due, shall bear interest from the fifteenth day after their due date until paid at the rate equal to the then current “prime rate” as reported in The Wall Street journal, but not in excess of the highest rate permitted by law. Such prime rate shall be the rate announced by such Bank as its “prime rate”; if no such prime rate is announced, the prime rate shall be deemed to be twelve percent (12%). In addition a late charge of $250.00 shall be paid by Tenant to Landlord to defer Landlord’s cost of processing late payments not made within 15 days of its due date.

6. Other Taxes Payable by Tenant

In addition to the monthly rental and other charges to be paid by Tenant hereunder, Tenant shall reimburse Landlord upon demand for any and all taxes payable by Landlord (other than net income taxes and taxes included within Taxes) whether or not now customary or within the contemplation of the parties hereto: (a) upon, measured by or reasonably attributable to the cost or value of Tenant’s equipment, furniture, fixtures and other personal property located in the Demised Premises or by the cost or value of any other than building standard tenant improvements made by Landlord, regardless of whether tide to such improvements shall be in Tenant or Landlord; (b) upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Demised Premises or any portion thereof; and (c) upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Demised Premises. In the event that it shall not be lawful for Tenant so to reimburse Landlord, the monthly rental payable to Landlord under this Lease shall be revised to net to Landlord the same rental after imposition of any such tax upon Landlord as would have been payable to Landlord prior to the imposition of any such tax.

7. Use

7.1 The Premises shall be used only for the purposes of “Tenant’s Use” as set forth in Section l(i) hereof, and for no other purpose or purposes whatsoever.

7.2 Tenant shall not do or permit to be done in or about the Demised Premises, nor bring or keep or permit to be brought or kept therein, anything which is prohibited by or will in any way conflict with any law, statute, ordinance or governmental rule or regulation now in force or which may hereafter be enacted or promulgated, or which is prohibited by the standard form of fire insurance policy, or will in any way increase the existing rate of or affect any fire or other insurance upon the Development or any of its contents, or cause a cancellation of any insurance policy coveting the Development or any part- thereof or any of its contents, or adverse!}’ affect or interfere with any services required to be furnished by Landlord to Tenant, or to any other tenants or occupants of the Building, or with the proper and. economical rendition of any such service. Tenant shall not do or permit anything to be done in or about the Demised Premises which will in any way obstruct or interfere with the rights of other tenants of the Building, or injure or annoy them, or use or allow the Demised Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Demised Premises. If anything done, omitted to be done or suffered to be done by Tenant, or kept or suffered by Tenant to be kept in, upon or about the Demised Premises shall cause the rate of fire or other insurance on the Development in companies acceptable to Landlord to be increase beyond the minimum rate from time to time applicable to the Building when used for its intended purposes, Tenant shall pay the amount of any such increases.

7.3 Tenant shall, throughout the entire term of this Lease and during any extension hereof, occupy and use the entire Demised Premises for general office and banking operation purposes.

8. Services

8.1 (a) Landlord shall maintain the Common Areas and Parking Areas including any lobbies, stairs, elevators, corridors and restrooms, together with the windows and exterior walls, roofs, foundations and structure itself of the Building* and the mechanical, plumbing and electrical equipment servicing the Building, in good order and repair and the cost thereof shall be included in Expenses, except fot the cost of repairs due to fire and other casualties (but only to the extent the cost of such repairs is covered by insurance proceeds) and for the repair of damages occasioned by the acts or omissions of Tenant, which Tenant shall pay to Landlord in full

(b) Landlord shall, when reasonably necessary in Landlord’s judgment, at Landlord’s sole cost and expense, clean, as necessary, the carpeting within the Demised Premises (such replacement, if any, to be building standard carpeting),

8.2 Landlord shall famish the Demised Premises with (a) heat, ventilation and air conditioning to the extent required for the occupancy of the Demised Premises to standards of comfort and during such hours in each case as reasonably determined by Landlord for the building (which hours, until Landlord shall otherwise designate, shall be from 7:00 a.m, to 6:00 p.m. on weekdays except holidays, with services to be available at other times at Tenant’s individual cost, upon written advance request), or as may be prescribed by any applicable policies or regulations adopted by any utility or governmental agency, (b) elevator services, and (c) janitorial service during the times and in the manner that services are furnished in comparable first class office buildings in the area. Landlord shall not be in default hereunder or be liable for any damages directly or indirectly resulting from, nor shall the rental herein reserved be abated by reason of: (1) the installation, use ot interruption of use of any equipment in connection with the furnishing of any of the foregoing services, (2) failure to furnish or delay in furnishing of any of the foregoing services when such failure or delay is caused by accident or any condition beyond the reasonable control of Landlord or by the making of necessary repairs or improvements to the Demised Premises or to the Building, or (3) any limitation, curtailment rationing or restriction on use of water, electricity, steam, gas or any other form of energy serving the Demised Premises or the Building. Landlord shall use reasonable efforts diligently to remedy any interruption in the furnishing of such services. Notwithstanding the provisions of this Section 8.2, Landlord shall not be required to provide air conditioning if Tenant shall utilize in the Demised Premises unusual heat generating equipment or lighting other than building standard lights which affect the temperature otherwise maintained by the air conditioning system or if the Demised Premises are occupied by a number o£ persons in excess of the design criteria of die air conditioning system.

8.3 Pursuant to Section 8.2 of this Lease, should Tenant use electricity for the operation of air conditioning and heating equipment outside of the hours of 7:00 a.m. to 6:00 p.m. Monday through Friday, Tenant shall be billed for said additional electricity consumption (currently at the rate of $20.00 per hour) or any portion thereof. Said additional consumption shall be recorded by a device to be installed as designated by Landlord. All charges for additional electricity consumption shall be payable within fifteen (15) days of receipt of invoice by Landlord.

9. Alterations .and Repairs

9.1 Tenant shall not make or suffer to be made any alterations, additions or improvements to or of the Demised Premises or any part thereof; or attach any fixtures or equipment thereto, without first obtaining Landlord’s written consent, which consent shall not be unreasonably withheld. All such alterations, additions and improvements shall be performed by contractors and subject to conditions specified by Landlord. If any such alterations, additions or improvements to the Demised Premises consented to by Landlord after the Commencement Date shall be made by Landlord for Tenant’s account; Tenant shall reimburse Landlord for the cost thereof (including a reasonable charge for Landlord’s overhead related thereto) as the work proceeds within five (5) days after receipt of statements therefor. All such alterations, additions and improvements shall become the property of Landlord upon the expiration or termination of this Lease and shall remain on the Demised Premises upon the expiration or termination of this Lease without compensation to Tenant unless Landlord elects by notice to Tenant to have Tenant remove the same, in which event Tenant shall promptly restore the Demised Premises to their condition prior to the installation of such alterations, additions and improvements; provided, however, that Tenant shall have the right to remove its moveable trade fixtures and equipment provided that it promptly restores the Demised Premises to their condition prior to the installation thereof.

9.2 Tenant shall keep the Demised Premises and every part thereof in good condition and repair, Tenant hereby waiving all rights to make repairs at the expense of Landlord or in lieu thereof to vacate the Demised Premises as provided by any law, statute or otherwise now or hereafter in effect All repairs made by or on behalf of Tenant shall be made and performed in such manner as Landlord and in accordance with the rules relating thereto annexed to this Lease as Exhibit “E” and all applicable laws and regulations of governmental authorities having jurisdiction. Tenant shall, subject to the provisions of Section 9.1 hereof, at the end of the term hereof surrender to Landlord the Demised Premises in the same condition as when received, ordinary wear and tear and damage by fire, earthquake, act of God or the elements excepted. Landlord has no obligation and has made no promise to alter, remodel, improve, repair, decorate or paint the Demised Premises or any part thereof and no representations respecting the condition of the Demised Premises, the Building or the Development have been made by Landlord to Tenant except as expressly set forth in this Lease.

10. Prohibition of liens

10.1 In accordance with the applicable provisions of Florida Statute 713, specifically, Section 713.10, no interest of Landlord whether in personalty or in the Demised Premises, or in the underlying land or the Development of which the Demised Premises ate a part, or in a leasehold interest in any of the aforesaid shall be subject to liens for improvements made by Tenant or caused to be made by Tenant. Tenant agrees and acknowledges the above and covenants that, with respect to any and all improvements or alterations made by Tenant or caused to be made by Tenant on the Demised Premises, Tenant shall, prior to the start of such improvements or alterations, notify the contractor in writing that all improvements or alterations to the Demised Premises ot the Building shall be made by the contractor without the tight to lien the Demised Premises or the Building, the underlying land of the Development of which the Demised Premises ate a part, or a leasehold or mortgage interest therein. Failure to provide the contractor with such notice prior to the start of such improvements or alterations shall be a default in this Lease and Landlord shall, in addition to the other remedies set forth herein, have the right to immediately stop such improvements or alterations, to bar Tenant and Tenant’s contractor from access to the Demised Premises and to take such other steps as may be necessary to retain and protect Landlord’s title in the Building, the Demised Premises and the Development until such time as proper notification has occurred and all individuals or entities who have provided labor or materials for such improvements or alterations have waived their rights of lien against Landlord. Tenant, at landlord’s option and request, shall execute a Memorandum of Lease which recites the foregoing, said Memorandum to be recorded in the Public Records of Orange County, Florida.

10.2 Notwithstanding the foregoing, if any mechanics’ lien or other lien, attachment, judgment, execution, writ, charge or encumbrance is filed against the Demised Premises or the Development, or any alterations, fixtures or improvements therein or thereto, as a result of any work, action or inaction done by or at the direction of Tenant or any of Tenant’s agents, employees, officers or directors, Tenant will discharge same of record within five (5) days after the filing thereof, failing which, Tenant shall be in default under this Lease. In such event, without waiving Tenant’s default, Landlord, in addition to all other available rights and remedies and without farther notice, may discharge the same of record by payment, binding or otherwise, as Landlord may elect, and upon request, Tenant will reimburse Landlord for all costs and expenses so incurred by Landlord plus interest thereon at the rate of eighteen percent (18%) per annum from the date of each such costs and expenses are incurred by Landlord.

11. Destruction or Damage

11.1 In the event the Demised Premises, or any portion of the Building necessary for Tenant’s occupancy, are damaged by fire, earthquake, act of God, the elements or other casualty in each case insured against by Landlord’s fee and extended coverage insurance policy covering the Building and, if Landlord’s reasonable estimate of the cost of making such repairs does not exceed the proceeds of such insurance and any deductible applicable thereto by more than Two Hundred Thousand Dollars ($200,000), Landlord shall forthwith repair the same if such repairs can, in Landlord’s opinion, be completed within two hundred seventy (270) days after commencement of such repairs. This Lease shall remain in full force and effect except that an abatement of Basic Rental and their changes shall be allowed Tenant for such part of the Demised Premises as shall be rendered unusable by Tenant in the conduct of its business during the time such part is unusable. If such repairs cannot be made within two hundred seventy (270) days, or if the reasonable cost of making such repairs exceeds the proceeds of insurance and any deductible applicable thereto by more than Two Hundred Thousand Dollars ($200,000), Landlord or Tenant may elect, upon notice to the other within thirty (30) days after the date of such fire or other casualty, to terminate this lease effective as of the date of such election; provided, however, in the case of an election to terminate based upon the fact that the proceeds of insurance and any applicable deductible are more than Two Hundred Thousand Dollars (5200,000) less than the cost of rebuilding, the non-electing party may agree by written notice to the other, within ten (10) days after receipt of the election to terminate, to provide in cash (without right to reimbursement from the other) the amount by which the cost of rebuilding shall exceed the sum of the applicable deductible plus Two Hundred Thousand Dollars (1200,000), whereupon the election to terminate shall be void and Landlord shall proceed forthwith to repair as herein provided. In die event any mortgagee does not make insurance proceeds available for rebuilding, Landlord may either rebuild with its own funds or terminate the Lease, such election to be made within thirty (30) days of the mortgagee’s decision not to make insurance proceeds available.

11.2 A total destruction of the Building shall automatically terminate this Lease.

11.3 If the Demised Premises are to be repaired under this Section 11, Landlord shall repair at its cost any injury or damage to the Building itself. Tenant shall perform and pay the cost of repairing any other Tenant improvement or property in the Demised Premises and shall be responsible for carrying such casualty insurance as it deems appropriate with respect to such other of its improvements or property.

12. Subrogation

Landlord and Tenant shall each obtain from their respective insurers under all policies of fire insurance maintained by either of them at any time during the Term insuring or covering the Building or any portion thereof or operations therein, a waiver of all rights of subrogation which the insurer of one party might have against the other party, and Landlord and Tenant shall each indemnify the other against any loss or expenses, including reasonable attorneys’ fees, resulting from the failure to obtain such waiver and, so long as such waiver is outstanding, each party waives, to the extent of the proceeds received under such policy, any right of recovery against the other party for any loss covered by the policy containing such waiver; provided, however, that if at any time their respective insurers shall refuse to permit waivers of subrogation, Landlord or Tenant, in each instance, may revoke said waiver of subrogation effective thirty (30) days from the date of such notice, unless within such thirty (30) day period, the other is able to secure and furnish (without additional expense) equivalent insurance with such waivers with their companies satisfactory to the other party.

13. Eminent Domain

If all or any material part of the Demised Premises or Parking Areas shall be taken as a result of the exercise of the power of eminent domain, this Lease shall terminate as to the part so taken as of the date of taking, and, in the case of partial taking, either Landlord or Tenant shall have the right to terminate this Lease as to the balance of the Demised Premises by notice to the other within thirty (30) days after such date; provided, however, that a condition to the exercise by Landlord or Tenant of such right to terminate shall be that the portion of the Demised Premises or Parking Areas taken shall be of such extent and nature as substantially to handicap, impede or impair Tenant’s use of the balance of the Demised Premises. In the event of any taking, Landlord shall be entitled to any and all compensation, damages, income, rent, awards or any interest thereon whatsoever which may be paid or made in connection therewith, and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease or otherwise; provided, however, that so long as same shall not reduce the award otherwise payable to Landlord, Tenant shall have and retain the right to its award for loss of trade fixtures and moving allowance, In the event of a partial taking of the Demised Premises which does not result in a termination of this Lease, the rental thereafter to be paid shall be reduced on a per square foot basis.

14. Landlord’s Insurance

Landlord shall, during the Term, provide and keep in force or cause to be provided or kept in force:

(a) Comprehensive general liability insurance with respect to Landlord’s operation of the Development for bodily injury or death and damage to property of others;

(b) Fire insurance (including standard extended coverage endorsement perils and leakage from fire protective devices) in respect of the Building, excluding Tenant’s trade fixtures, equipment and personal property,

(c) Loss of rental income insurance (with limits as set forth below);

together with such other insurance as Landlord, in its sole discretion, elects to obtain. Insurance obtained by Landlord shall be in amounts and coverage which Landlord shall from time to time determine reasonable and sufficient (or as shall be required by a mortgagee of the Demised Premises), shall be subject to such deductibles and exclusions which Landlord may deem reasonable and shall otherwise be on such terms and conditions as Landlord shall from time to time determine reasonable and sufficient Tenant acknowledges that Landlord’s loss of rental income insurance may provide that (i) payments thereunder by the insurer will be limited to a period of one year following the date of any destruction and damage, and (if) no insurance proceeds will be payable thereunder in the case of destruction or damage caused by any occurrence other than fire and other risks included in the standard extended coverage endorsement perils of a fire insurance policy. Upon request from Tenant, Landlord shall deliver copies of the policies of insurance or certificates thereof and of all amendments and renewals to Tenant on or before the Commencement Date and prior to any expiration or renewal

15. Indemnification and Tenant’s Insurance

15.1 Tenant hereby waives all claims against Landlord for damages to any property or injury or death of any person in, upon or about the Demised Premises arising at any time and from any cause whatsoever, other than the sole negligence of Landlord or its agents, and Tenant shall indemnify, defend and hold Landlord harmless from any damage to any property or injury to or death of any person arising from the use of the Demised Premises by Tenant The foregoing indemnity obligation of Tenant shall include reasonable attorneys’ fees, investigation costs and all other reasonable costs and expenses incurred by Landlord from the first notice that any claim or demand is to be made or may be made The provisions of this Section 15.1 shall survive the termination of this Lease with respect to any damage, injury or death occurring prior to such termination.

15.2 Tenant shall procure and keep in effect comprehensive general liability insurance, including contractual liability, with minimum limits of liability of Five Million Dollars ($5,000,000) per occurrence for bodily injury or death, and One Million Dollars ($1,000,000) per occurrence for property damage. From time to time, Tenant shall increase the limits of such policies to such higher limits as Landlord shall reasonably require. Such insurance shall name Landlord and its mortgagee(s) as additional named insureds, shall specifically include the liability assumed hereunder by Tenant, and shall provide that it is primary insurance and not excess over or contributory with any other valid, existing and applicable insurance in force for or on behalf of Landlord.

15.3 Tenant shall procure and keep in effect fire insurance (including standard extended coverage endorsement perils and leakage from fire protective devices) for the full replacement cost of Tenant’s trade fixtures, equipment, personal property and leasehold improvements.

15.4 Tenant shall deliver policies of the insurance required pursuant to Sections 15.2 and 15.3 hereof or certificates thereof to Landlord on or before the Commencement Date, and thereafter at least thirty (30) days before the expiration date of expiring policies or as required by a mortgagee of Landlord. Such insurance shall provide that Landlord shall receive thirty (30) days’ written notice from the insurer prior to any cancellation or change of coverage.

16. Compliance with Legal Requirements

Tenant shall promptly comply with ail laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force, with the requirements of any board of fire underwriters or other similar body now or hereafter constituted, with any occupancy certificate or directive issued pursuant to any law by any public officer or officers, as well as the provisions of all recorded documents affecting the Demised Premises, insofar as any thereof relate to or affect the condition, use or occupancy of the Demised Premises; provided, however, that Tenant shall not be responsible for violation of any of the foregoing caused solely by the act or neglect of Landlord.

17. Assignment and Subletting

17.1 Except as expressly permitted pursuant to this Section 17, Tenant shall not, without the prior written consent of Landlord, assign, encumber or hypothecate this Lease or any interest herein or sublet the Demised Premises or any part thereof, or permit the use of the Demised Premises by any party other than Tenant. This Lease shall not, nor shall any interest herein, be assignable as to the interest of Tenant by operation of law without the consent of Landlord.

17.2 If at any time or from time to time during the term of this Lease, Tenant desires to sublet all or any part of the Demised Premises or to assign this Lease, Tenant shall give notice to Landlord setting forth the proposed subtenant or assignee, the terms of the proposed subletting and the space so proposed to be sublet or the terms of the proposed assignment, as the case may be. Landlord shall have the option, exercisable by notice given to Tenant within twenty (20) days after Tenant’s notice is given, (a) if Tenant’s request relates to a subletting, either to sublet from Tenant such space at the rental and other terms set forth in Tenant’s notice, or if the proposed subletting is for the entire Demised Premises for the balance of the Term, at Landlord’s option, to terminate this Lease or (b) if Tenant’s request relates to an assignment, either to have this Lease assigned to Landlord or to terminate this Lease, If Landlord does not exercise such option, Tenant shall be free for a period of one hundred eighty (180) days thereafter to sublet such space or to assign this Lease to such third party, if Landlord shall consent thereto, provided that the sublease or assignment shall be on the same terms set forth in the notice given to Landlord and that the rental to such subtenant or assignee shall not be less than the then market rate for such premises.

17.3 Notwithstanding the provisions of Sections 17.1 and 17.2 hereof, Tenant may assign this Lease or sublet the Demised Premises or any portion thereof, without Landlord’s consent and without extending any option to Landlord, to any corporation (or partnership) which controls is controlled by ot is under common control with Tenant, or to any corporation resulting from the merger or consolidation with Tenant, or to any person or entity which acquired all the assets of Tenant as a going concern of the business that is being conducted on the Demised Premises, provided that said assignee assumes, in full, the obligations of Tenant under this Lease.

17.4 Regardless of Landlord’s consent, no subletting or assignment shall release Tenant of Tenant’s obligation or alter the primary liability of Tenant to pay the rental and to perform all other obligations to be performed by Tenant hereunder; provided, however, that Landlord shall release Tenant by a written notation, assumption and substitution agreement if a permitted assignee assumes and agrees to pay all of Tenant’s obligation under this Lease and such permitted assignee has a net worth equal to or greater than Tenant’s net worth as of the date of this Lease. The acceptance of rental by Landlord from any other person, shall not be deemed to be a waiver by Landlord of any provision hereof. Consent to one assignment shall not be deemed consent to any subsequent assignment or subletting. In the event of default of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee or successor. Landlord may consent to subsequent assignments or subletting of this Lease or amendments or modifications to this Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto and such action shall not relieve Tenant of liability under this Lease

17.5 In the event Tenant shall assign this Lease or sublet the Demised Premises or request the consent of Landlord to any assignment or subletting or if Tenant shall request the consent of Landlord for any act that Tenant proposes to do, then Tenant shall pay Landlord’s reasonable attorney’s fees and processing fees incurred in connection therewith.

18. Rules

Tenant shall faithfully observe and comply with the rules and regulations annexed to this Lease as Exhibit “E” and, after notice hereof, all reasonable modifications thereof and additions thereto from time to time promulgated in writing by Landlord. Landlord shall not be responsible to Tenant for the nonperformance by any other tenant or occupant of the Building of any of such rules and regulations.

19. Entry by Landlord

19.1 Landlord and its designees may enter the Demised Premises at reasonable hours to (a) inspect the same, (b) exhibit the same t<b prospective purchasers, lenders or tenants, (c) determine whether Tenant is complying with all of its obligations hereunder, (d) supply janitor service and any other services to be provided by Landlord to Tenant hereunder, (e) post notices of nonresponsibility, and (f) make repairs requited of Landlord under the terms hereof or repairs to any adjoining space or utility services or make repairs, alterations or improvements to any other portion of the Building or Development; provided, however, that all such work shall be done as promptly as reasonably possible and in such manner so as not to unreasonably interfere with Tenant’s business, any loss of occupancy or quiet enjoyment of the Demised Premises or any other loss occasioned by such entry.

19.2 Subject to all applicable laws, regulations and policies with respect to the retail banking areas of the Demised Premises, Landlord shall at all times have and retain a key with which to unlock all of the doors in, on or about die Demised Premises (excluding Tenant’s vaults, safes and similar areas designated in writing by Tenant in advance); and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in any emergency in order to obtain entry to the Demised Premises or Development, and any entry to the Demised Premises or Development obtained by Landlord by any of said means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into or, a detainer of the Demised Premises or Development or an eviction, actual or constructive, of Tenant from the Demised Premises or Development, or any portion thereof

20. Events of Default

20.1 The occurrence of any one or more of the following events (hereinafter referred to as “Events of Default”) shall constitute a breach of this Lease by Tenant (a) if Tenant shall fail to pay the Basic Rental or additional rent when and as the same becomes due and payable and such failure shall continue for more than ten (10) days; or (b) if Tenant shall fell to pay any other sum when and as the same becomes due and payable and such failure shall continue for more than ten (10) days; or (c) if Tenant shall fail to perform or observe any other term hereof or of the rules and regulations referred to in Section 18 hereof to be performed or observed by Tenant, such failure skill continue for more than thirty (30) days after notice thereof from Landlord, and Tenant shall not-within such thirty (30) day period commence with due diligence and dispatch the curing of such default, or, having so commenced, shall thereafter fail or neglect to prosecute or complete with due diligence and dispatch the curing of such default within said thirty (30) day period or such additional period as shall be reasonably necessary; or (d) if Tenant shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due or shall file a petition in bankruptcy, or shall be adjudicated as insolvent or shall file a petition in any proceeding seeking any reorganization, arrangements, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or shall file an answer admitting, acquiescing in or shall fail to contest the appointment of any trustee, receiver or liquidator of Tenant or any material part of its properties; or (e) if within sixty (60) days after the commencement of any involuntary proceeding against Tenant seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed, or i£ within sixty (60) days after the appointment without the consent or acquiescence of Tenant, of any trustee, receiver or liquidator of Tenant or of any material part of its properties, such appointment shall not have been vacated; or (f) if this Lease or any estate of tenant hereunder shall be levied upon under any attachment or execution and such attachment or execution is not vacated within thirty (30) days of issuance; or (g) if the Demised Premises shall be abandoned or vacated by tenant (abandonment to be deemed to conclusively occur upon (i) thirty (30) consecutive days’ absence from the Demised Premises by Tenant or its agents, unless such absence results from fire or other casualty, or (ii) the removal of all or a substantial portion of tenant’s trade fixtures, furniture, equipment or personal property from the Demised Premises without the prior written consent of Landlord), or if Tenant fails to take possession of the Demised Premises and initially occupy them when Tenant receives notice from Landlord of their completion; or (h) Tenant transfers any interest in this Lease in violation of the provisions of Section 17 hereof.

20.2 If, as a matter of law, Landlord has no right on the bankruptcy of Tenant to terminate this Lease, then, if Tenant, as debtor, or its trustee wishes to assume or assign this Lease, in addition to curing or adequately assuring the cure of all defaults existing under this Lease on Tenant’s part on the date of filing of the proceeding (such assurances being defined below), Tenant, as debtor, or the trustee or assignee must also furnish adequate assurances of future performance under this Lease (as defined below). Adequate assurance of curing defaults means the posting with Landlord of a sum in cash sufficient to defray the cost of such a cure. Adequate assurance of future performance under this Lease means posting a deposit equal to three (3) months’ rent, including all other charges payable by Tenant hereunder, such as the amounts payable pursuant to Section 5 hereof, and, in the case of an assignee, assuring Landlord that the assignee is financially capable of assuming this lease, and that its use of the Demised Premises will not be detrimental to the other tenants in the Building or Landlord. In a reorganization under Chapter 11 of the Bankruptcy Code, the debtor or trustee must assume this Lease or assign it within one hundred twenty (120) days from the filing of the proceeding, or he shall be deemed to have rejected and terminated this Lease.

21. Remedies

If any of the Events of default shall occur, then Landlord shall have the following remedies:

(a) Landlord at any time after an Event of Default, at Landlord’s option, may immediately terminate this Lease without any further action or notice by Landlord (whether or not the Term shall have commenced), in which event Tenant shall immediately surrender the Demised Premises to Landlord, and Landlord may enter upon and expel or remove Tenant and any other person who may be occupying the Demised Premises and take possession of the Demised Premises for the account of Landlord, and Tenant shall remain liable for damages as provided in Section 22 hereof.

(b) Either with or without terminating this Lease, Landlord may immediately or at any time after the Event of Default or after the date upon which this Lease shall expire, reenter die Demised Premises or any part thereof, without notice, either by summary proceedings or by any other applicable action or proceeding or otherwise (without being liable to indictment, prosecution or damages therefor), and may repossess the Demised Premises or Development and remove any and all of Tenant’s property and effects from the Demised Premises or Development

(c) Without terminating this Lease, Landlord may release the whole or any part of the Demised Premises from time to time, as agent for the account of Tenant, to such tenant or tenants, for such term or terms ending before, on or after the Expiration Date, at such rental or rentals and upon such other conditions, which may include concessions and free rent periods, as Landlord, in its sole discretion, may determine. In the event of any such reletting, Landlord shall not be liable for the failure to collect any rental due upon any such reletting, and no such failure shall operate to relieve Tenant of any liability under this Lease 01 otherwise to affect any such liability; and Landlord may make such repairs, replacements, alterations, additions, improvements, decorations and other physical changes in and to the Demised Premises as Landlord, in its sole discretion, considers advisable or necessary in connection with any such reletting or proposed reletting, without relieving Tenant of any liability under this Lease or otherwise affecting such liability. No re-entry and/or reletting shall be construed as Landlord’s election to terminate (his Lease unless Landlord has notified Tenant in writing of Landlord’s election to so terminate or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any such reletting without termination, Landlord may at any time elect to terminate this Lease for the previous breach of the Lease by Tenant and Tenant shall remain liable for the damages provided in Section 22 hereof. Upon each such reletting, all rentals and other sums received by Landlord from such reletting shall be applied, first, to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any costs and expenses of such reletting, including brokerage fees and attorneys’ fees and the costs of any alterations and repairs; third, to the payment of rent and other charges due and unpaid hereunder, and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder. If such rentals and other sums received from such reletting during any month be less than that to be paid during that month by Tenant hereunder, Tenant shall pay such deficiency to Landlord; if such rentals and the sums shall be more, Tenant shall have no right, to, and shall receive no credit for, the excess. Any deficiency from such reletting shall be calculated by Landlord and paid monthly by Tenant. Tenant shall continue to be liable for the damages as described in Section 22 below and for the payment of any deficiencies in Basic Rental, additional rents and any other sums due under this Lease after any such reletting.

(d) Without entering into possession of the Demised Premises or terminating this Lease, Landlord may accelerate and declare all Basic Rental and additional rents and other sums due and to become due under this Lease immediately due and payable and bring suit for the collection thereof and for the damages as described in Section 22 below. Commencement of any such action by Landlord shall not be construed as an election to terminate this Lease and shall not absolve or discharge Tenant from any of its obligations or liabilities under this Lease

(e) Landlord shall have the right to recover the rental and ail other amounts payable by Tenant hereunder as they become due (unless and until Landlord has terminated this Lease) and all other damages incurred by Landlord as a result of an Event of Default.

(f) To the extent permitted by law, Tenant waives notice of termination of this Lease, any statutory notice (3-day or otherwise), notice of re-entry or institution of legal proceedings and any right of redemption, re-entry or repossession. Landlord and Tenant hereby waive their right to trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease (except for personal injury or property damage).

(g) The remedies provided for in this Lease are cumulative and not mutually exclusive and may be exercised in addition to any other remedies available to Landlord at law or in equity by statute or otherwise.

(h) Landlord’s tights and remedies are subject to the Federal Deposit Insurance Corporation’s (FDIC and State of Florida’s statutes, administrative codes, rules and regulations.

22. Damages

In addition to the amounts recoverable by Landlord from Tenant as described in Section 21 above, Landlord may, upon a default by Tenant hereunder, recover the following damages from Tenant

(a) any unpaid Basic Rental, additional rents and other sums due under this Lease which have been earned through the date of such default; plus

(b) the cost of repairing or reletting the Demised Premises, brokerage fees, and attorneys’ fees and costs; plus

(c) any other amount necessary to compensate Landlord for all damages proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of events would be likely to result therefrom; plus

(d) interest on the amounts in (a)-(c) above computed from the date the respective amounts were due or would have been due, at the then prime rate repotted in The Wall Street Journal* but not in excess of the highest rate permitted by law.

23. Landlord’s Right to Cure Defaults

All covenants, terms and conditions to he performed by Tenant under any of the terms of this Lease shall be at its sole cost and expense and without any abatement of rental. If Tenant shall fail to pay any sum of money, other than Basic Rental, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder and such failure shall continue for thirty (30) days after notice thereof by Landlord, Landlord may, but shall not be obligated so to do, and without waiving or releasing Tenant from any obligations of Tenant, make any such payment or perform any such other act on tenant’s part to be made or performed as in this Lease provided. All sums so paid by Landlord and all necessary incidental costs shall be deemed additional rental hereunder and shall be payable to Landlord on demand, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the nonpayment thereof by Tenant as in the case of default by Tenant in the payment thereof by Tenant as in the case of default by Tenant in the payment of Basic Rental

24. Attorneys’ Fees and Expenses

If as a result of any breach or default in the performance of any of the provisions of this Lease, either Party uses the services of an attorney in order to secure compliance with such provisions or recover damages therefore, or to terminate this lease, or at Landlord’s option, evict Tenant, the prevailing party shall be entitled to its attorneys’ fees, paralegal fees, costs and expenses incurred at all trial and appellate levels, as well as those incurred in any bankruptcy proceedings.

25. Subordination.

25.1 Provided that Tenant is given a non-disturbance agreement pursuant to which Tenant’s rights under this Lease will not be disturbed so long as Tenant is not in default hereunder beyond any applicable cure period, this Lease shall be subject and subordinate, at all times, to (a) the lien of any mortgage or mortgages which may now or hereafter affect the Tenant’s interest in the Building or Development, and to all advances made or hereafter to be made upon the security thereof and to the interest thereon, and to any agreements at any time made modifying, supplementing extending or replacing any such mortgages, and (b) any real estate interest which may now or hereafter affect the Building or Development, including all amendments, renewals, modifications, consolidation, replacements and extensions thereof. Tenant shall agree to attom to any such party. Notwithstanding the foregoing, at the request of the holder of any of the aforesaid mortgage or mortgages or the holder of any real estate interest, this Lease may be made prior and superior to such mortgage or mortgages and/or real estate interest.

25.2 At the request of Landlord or its mortgagee, Tenant shall execute and deliver such further instruments as may be reasonably required to implement the provisions of this Section 25. Tenant hereby irrevocably, during the term of this Lease, constitutes and appoints Landlord as Tenant’s agent and attorney-in-fact to execute any such instruments if Tenant shall fail or refuse to execute the same within ten (10) days after notice from Landlord.

25.3 If, as a condition of approving this Lease, Landlord’s mortgagee shall request reasonable modifications of this Lease, Tenant shall not unreasonably withhold or delay its agreement to such modifications, provided that such modifications do not increase the obligations or materially and adversely affect the tights or Tenant under this Lease.

26. Merger

The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation hereof, shall not work a merger, and shall, at the option of Landlord, terminate all or any existing subleases or subtenancies, or may, at the option of Landlord, operate as an assignment to it of any or all such subleases or subtenancies.

27, Nonliability of Landlord

27.1 In the event the Landlord hereunder or any successor owner of the Building shall sell or convey the Building or the Development, all liabilities and obligations on the part of the original Landlord or such successor owner under this Lease accruing thereafter shall terminate, and thereupon all such liabilities and obligations shall be binding upon the new owner. Tenant shall attom to such new owner.

27.2 Landlord shall not be responsible or liable to Tenant for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining areas or any part of the area adjacent to or connected with the Demised Premises or Development or any part of the Building or for any loss or damage resulting to Tenant or Tenant’s property from theft or a failure of the security systems in the Building to Development; or for any damage or loss of property within the Demised Premises from any other cause whatsoever and no such occurrence shall be deemed to be an actual or constructive eviction from the Demised Premises or Development or result in an abatement of rental.

27.3 If Landlord shall fail to perform any covenant, term or condition of this Lease upon Landlord’s part to be performed, and, if as a consequence of such default, Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only against the right, title and interest of Landlord in the Building and out of rents or other income from the Building receivable by Landlord, or out of the consideration received by Landlord from the sale or other disposition of all or any part of Landlord’s right, title and interest in the Building, and Landlord shall not be liable for any deficiency.

28. Estoppel Certificate

At any time and from time to time upon ten (10) days’ prior request by Landlord or its mortgagee. Tenant will promptly execute, acknowledge and deliver to Landlord, a certificate indicating (a) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect, as modified, and stating the date and nature of each modification), (b) the date, if any, to which rental and other sums payable hereunder have been paid, (c) that no notice has been received by Tenant of any default which has not been cured, except as to defaults specified in said certificate, and (d) such other matters as may be reasonably requested by Landlord or its mortgagee. Any such certificate may be relied upon by any prospective purchaser ox mortgagee under any mortgage of the Building or any part thereof.

29. No light Air or View Easement

Any diminution or shutting off of light, air or view by any structure which may be erected on lands adjacent to the Building or Development shall in no way affect this Lease or impose any liability on Landlord.

30. Surrender of Demised Premises and Holding Over

At the expiration of the tenancy hereby created, Tenant shall surrender the Demised Premises in good condition, reasonable wear and tear excepted, and Tenant shall surrender all keys for the Demised Premises and the Building to Landlord. All improvements and upgrades, as defined in Exhibit “C” by the Building Standard Landlord’s Work, made to the Demised Premises by Landlord shall, when installed, attach to the freehold and become and remain the property of Landlord. If Tenant holds possession of the Demised Premises or Development beyond the expiration of the Term, such continued possession by Tenant shall not have the effect of extending or renewing the Term for any period of time and Tenant shall be presumed to occupy the Demised Premises or Development against the will of Landlord who shall thereupon be entitled to all remedies provided for the expulsion of Tenant, including all claims for loss and damage, and during such tenancy at will Tenant shall be subject to all of the terms, covenants and conditions of this Lease except that upon receipt of written notice from Landlord the Basic Rental shall be twice the amount payable during the last year of the Lease term. Landlord may, at its option, give to

Tenant at any time during such continued possession by Tenant written notice that Tenant may continue to occupy the Demised Premises or Development under a tenancy from month to month and otherwise under such terms and conditions (including rental) as Landlord may specify in said written notice.

31. Abandonment

If Tenant shall abandon or surrender the Demised Premises, or be dispossessed by process of law or otherwise, any personal property belonging to Tenant and left on the Demised Premises or Development shall be deemed to be abandoned, or, at the option of Landlord, may be removed by Landlord at Tenant’s expense.

32. Waiver

32.1 The waiver by Landlord of any agreement, condition or provision herein contained shall not be deemed to be a waiver of any subsequent breach of the same ot any other agreement, condition ot provision herein contained, nor shall any custom or practice which may develop between the parties in the administration of the terms hereof be construed to waive or to lessen the right of Landlord to insist upon the performance by Tenant of the terms hereof in strict accordance with said terms. The subsequent acceptance of rental hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any agreement, condition or provision of this Lease, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such rental.

32.2 If Landlord commences any summary or other proceeding for nonpayment of rent or the recovery of possession of the Demised Premises, Tenant shall not interpose any counterclaim of whatever nature or description in any such proceeding, unless the failure to raise the same would constitute a waiver thereof. In no event shall Tenant be entitled to offset rent regardless o£ cause or reason.

33. Notices

All notices, consents, requests, demands, designations or other communications which may or are required to be given by either party to the other hereunder shall be in writing and shall be deemed to have been duly given when personally delivered or deposited in the United States mail, certified or registered, postage prepaid, and addressed as follows: to Tenant at the address set forth in Section l(j) hereof, or to such other place as Tenant may from time to time designate in a notice to Landlord; to Landlord at the address set forth in Section 1 (k) hereof, or to such other place as Landlord may from time to time designate in a notice to Tenant; or in the case of Tenant, delivered to Tenant at the Demised Premises. Tenant hereby appoints as its agent to receive the service of all dispossessory or distraint proceedings and notices thereunder the person in charge of or occupying the Demised Premises at the time, and, if no person shall be in charge of or occupying the Demised Premises at the time, then such service may be made by attaching the same on the main entrance of the Demised Premises.

34. Complete Agreement

There are no oral agreements between Landlord and Tenant affecting this Lease, and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between Landlord and Tenant or displayed by Landlord to Tenant with respect to the subject matter of this Lease or the Building. There are no representations between Landlord and Tenant other than those contained in this Lease and all reliance with respect to any representations is solely upon such representations herein contained.

35. Authority

Each of the persons executing this Lease on behalf of Tenant does hereby—covenant and warrant that Tenant has and is qualified to do business in Florida, and that each and all of the persons signing this Lease has authority to do so.

36. Inability to Perform

36.1 If, by reason of the occurrence of unavoidable delays due to acts of God, governmental restrictions, strikes, labor disturbances, shortages of materials or supplies or for any other cause or event beyond Landlord’s reasonable control, Landlord is unable to furnish or is delayed in furnishing any utility or service required to be furnished by Landlord under the provisions of Section 8 hereof or any other provisions of this Lease or any collateral instrument, or is unable to perform or make or is delayed in constructing, performing or making any construction, installation, decoration, repair, alteration, addition or improvement, whether required to be performed or made under this Lease or under any collateral instrument, or is unable to fulfill or is delayed in fulfilling any of Landlord’s other obligations under this Lease or any collateral instrument, no such inability or delay shall constitute an actual or constructive eviction in whole or in part, or entitle Tenant to any abatement or diminution of rental or other charges due hereunder or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or its agents by reason of inconvenience or annoyance to Tenant; or injury to or interruption of Tenant’s business, or otherwise.

37. Covenant of Quiet Enjoyment

Upon Tenant paying the rental and other charges due hereunder and performing all of Tenant’s obligations under this Lease, Tenant may peacefully and quietly enjoy the Demised Premises or Development during the term of this lease; subject, however, to the provisions of this lease and to any mortgages or real estate interests referred to in Section 25 hereof.

38. Miscellaneous

38.1 The words “Landlord” and ‘Tenant” as used herein shall include the plural as well as the singular. If there be more than one Tenant, the obligations hereunder imposed upon Tenant shall be joint and several

38.2 Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant

38.3 The agreements, conditions and provisions herein contained shall, subject to the provisions as to assignment set forth in Section 17 hereof, apply to and bind the heirs, executors, administrators, successors and assigns of the parties hereto.

38.4 If any provisions of this Lease shall be determined to be illegal or unenforceable, such determination shall not affect any other provisions of this Lease and all such other provisions shall remain in full force and effect

38.5 This Lease shall be governed by and construed pursuant to the laws of the State of Florida.

38.6 Tenant agrees not to record this Lease or any notice thereof without the express written consent of Landlord, and Tenant further agrees, at the request of Landlord, to execute, acknowledge and deliver at any time after the date of this Lease, a “short form, lease” suitable for recording.

39. No Broker

INTENTIONALLY DELETED

~~Tenant warrants and represents that it has dealt with no broker, agent to other person in connection with this Lease and that no broker, agent or other person brought about this transaction. Tenant agrees to indemnify and hold Landlord harmless from and against any and all claims by any broker, agent or other persons claiming a commission or the form of compensation by virtue of having dealt with tenant with regard to this leasing transaction. The provisions of this service termination of the lease, and any renewal thereof~~

40.

(a) - Tenant has deposited with Landlord as security for the performance by Tenant of the terms of this Lease the sum set forth in Section 1(L) hereof. Landlord may use or apply on Tenant’s behalf or retain (without liability for interest) during the term of this Lease the whole or any part of the security so deposited to the extent required for the payment of any rent or other sums as to which Tenant may be in, default hereunder or for any sum which Landlord may expend by reason of Tenant’s default in respect of any of the terms of this Lease, including but not limited to any deficiency or damage incurred in reletting the Demised Premises. The covenants in this Section 40 are personal covenants between Landlord and Tenant and not covenants running with the land, and in no event will Landlord’s mortgagee’s) or any purchaser at a foreclosure sale or a sale in lieu of foreclosure be liable to Tenant for the return of the security deposit After each application from Tenant’s security deposit, Tenant shall upon demand replenish said deposit to the amount set forth in Section 1(f).

(b) Provided Tenant shall comply with all the terms of this Lease, such security shall be returned to Tenant upon termination of this Lease and after surrender of possession of the Demised Premises to Landlord- In the event of a sale of the Building or assignment of this Lease by Landlord to any person other than a mortgagee, Landlord shall have the right to transfer the security to its vendee or assignee, subject to Tenants aforesaid lights upon termination, and thereupon Landlord shall be released from any liability with respect to the return of such security to Tenant, such vendee or assignee to be solely responsible to Tenant therefor.

(c) Tenant shall not assign or encumber its interest in the security deposit, and neither Landlord nor its successors and assigns shall be bound by any attempted assignment or encumbrance.

41. Radon Gas

Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

42. Landlord’s Right to Relocate Tenant         INTENTIONALLY DELETED

~~During the term of this lease, at Landlords option, shall have the right to request that tenant relocate its operation to another location within the Property as designated by Landlord (“Relocation Space”). Landlord shall give tenant ninety (90) days written, notice of said request to relocate. Landlord shall be responsible for the cost and supervision of construction improvements to the Relocation space as well as any costs in connection with tenant’s relocation pursuant to this paragraph, which shall include but are not limited to moving expenses, change of address on stationary and business cards, telephone line relocation or any other reasonable expenses incurred in connection with said relocation.~~

~~The square footage of the Relocation Space will be determined and certified by Landlord’s Architect and shall not; without Tenants consent be more than the square footage of the demised premises. Tenant hereby agrees to execute amendment to this Lease describing the Relocation Space location, square footage and any other revision to the lease brought upon by said relocation. Landlord shall use its best efforts to relocate Tenant to a pace comparable in size and shape as the Demised Premises. Tenant shall cooperate in approving a Space plan and executing an amendment to lease without delay~~

43. Demised Premises             INTENTIONALLY DELETED

~~The Demised Premises is estimated to be 12,537 gross square feet. On or before thirty (30) days the commencement date of the lease, as herein defined, either Landlord or Tenant may cause the Demised premises to be measured. If it is determined that the Demised Premises Area of the Leased Premises is different from that set forth above in the Lease, the Demised Premises shall be adjusted upward or downward accordingly. If such remeasurement shall not be undertaken on or before the date stated above then the Demised Premises area calculation set forth above in the Lease shall be conclusively binding upon Landlord and Tenant and neither Landlord nor Tenant shall have any further right to remeasurement of the Demised Premises after such date.~~

44. Brokers

Landlord hereby represents and covenants that it has agreed to pay a commission to Morrison Commercial Real Estate in the sum of One Hundred Ninety Four Thousand Three Hundred Forty One Dollars ($194,341) and to Quest Company in the sum of Ninety Seven Thousand One Hundred Seventy Dollars ($97,170) as a result of this transaction. Tenant and Landlord hereby further represent and warrant to each other that no fee, commission or similar compensation shall be payable by Landlord or Tenant to any broker or any other similar person, except as payable by Landlord as set forth above, as a result of any agreement or action by Tenant or Landlord, respectively.

45. First Right of Offer

Tenant shall have a first right of offer on Suite 325 in the Building. Landlord shall notify Tenant in writing when Suite 325 becomes available for rent and what date it is available. Landlord and Tenant shall have sixty (60) days from the date of said notice to agree on the terms and conditions of leasing Suite 325 or the first right of offer herein shall expire. Landlord agrees to establish rent for Suite 325 at the then existing fair market rental value existing at the time of said notice.

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the 12th day of August, 2010

LANDLORD
MORSE BOULEVARD DEVELOPMENT ASSOCIATES, LLC> a Florida limited liability company BY JTB, INC. ITS MANAGING MEMBER
By:	/s/ Lesley Moulton

Name:	Lesley Moulton

Its:	Secretary and Treasurer

TENANT
BANKFIRST, a Florida banking corporation
By:	/s/ Donald J. McGowan

Name:	Donald J. McGowan

Its:	President and CEO

Exhibit A

Lots 1, 2, 9,10, the E 39.5 feet of Lot 3 and the E 39.5 feet of Lot 8, Block C, Hill’s Addition to Winter Park, according to the plat thereof recorded in Plat Book 6, Page 30 of the Public Records of Orange County, Florida, and the S 25 feet of vacated Symonds Avenue, per Ordinance #1318, City of Winter Park.

Exhibit B

The Demised Premises of Exhibit A shall consist of the following:

Branch Space:	3,791 RSF
Suite 150	1,225 RSF
Office Space:	516 RSF
Suite 165	1,511 RSF
Suite 155	3,537 RSF
Suite 140	207 RSF
Suite 160	7.348 RSF

1/2 3rd Floor Receptionist
Suite 323
Subtotal	14,344 RSF
Total	18,135 RSF

The above described suites are more specifically depicted on the attached floor plan to this Exhibit B, The Demised Premises shall also include the ATM, Drive-Thru lanes, the top half of the Electronic Road Pylon Sign as it exists as of the date of this instrument, and the Monument Sign on the Building. Tenant may use the manual reader board at all times with the exception of the Landlords use from time to time to market the building.

Exhibit D

Demised Premises	Gross Square Footage	Rental Per Square Foot	Year One Annual Rent
Suite 150	3,791	$46.50	$176,281.50
Suite 165	1,225	$26.00	$31,850.00
Suite 155	516	$26.00	$13,416.00
Suite 140	1,511	$26.00	$39,286.00
Suite 160	3,537	$26.00	$91,962.00
1/2 Receptionist	207	$26.00	$5,382.00
Suite 323	7,348	$26.00	$191,048.00

TOTAL	18,135		$549,225.50

RULES AND REGULATIONS

1. The common of public areas of the Building and Development shall not be constructed or used for any purpose other than coming to and from the Demised Premises. Parking Areas shall be used only by tenants who have rights thereto pursuant to lease (and only to the extent of such lease rights) and shall not be used to store vehicles or for parking large commercial or recreational vehicles.

2. Landlord has the right to control access to the Building and Development and refuse admittance to any person or persons without satisfactory identification or a pass issued by Tenant during hours determined by Landlord.

3. Landlord shall upon reasonable notice have the right to enter upon the Demised Premises at reasonable hours for the purpose of inspecting the same as provided in applicable leases.

4. Landlord shall upon reasonable notice have the right to enter the Demised Premises at hours convenient to Tenant for the purpose of exhibiting the same to prospective tenants within a one hundred eighty (180) day period prior to the expiration of the Lease,

5. No person shall disturb other occupants of the Building or Development by making loud or disturbing noises.

6- Soliciting, peddling and canvassing is prohibited in the Building or Development and Tenant shall cooperate to prevent the same. No vending machine shall be operated in the Building by any tenant without Landlord’s prior written approval.

7. All deliveries and removals of furniture, equipment or other bulky items must take place after notification to Landlord, during such hours and in such manner as Landlord shall determine. Tenant shall be responsible for all damage or injury resulting from the delivery or removal of all articles into or out of the Building, the Demised Premises or the Development No load shall be placed on the floors or in elevators in excess of the limits which shall be established by Landlord.

8. Tenant shall not use any equipment emitting noxious fumes unless they are properly vented at Tenant’s expense.

9. Nothing shall be attached to the interior or exterior of the Building Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld. However, Tenant shall have the right to install and remove, within the Demised Premises (subject to the terms of the Lease with Tenant), all of tenant trade fixtures. For the purpose of this paragraph, trade fixtures shall include artwork Building standard level or style Venetian blinds shall be used in windows designated by Landlord. No other window treatment or objects shall be attached to, hung in ot used in connection with any window or door of the Demised Premises or visible from the exterior or any door or window or from outside the Building. No article shall be placed on any window sill.

10. No sign or other representation shall be placed on the interior or exterior of the Building without prior written consent of Landlord.

11. No hazardous articles shall be brought into or kept in the Building or Development at any time. No bicycles, vehicles or animals of any kind shall be brought into or kept in or about the Building or Development

12. No marking, painting, drilling, boring, cutting or defacing of the walls, floors or ceilings of the Building or Development shall be permitted without prior written consent of Landlord, which consent shall not be unreasonably withheld Plastic protective floor mats shall be maintained over all carpeted area under desk chairs with casters.

13. The electrical system and lighting fixtures in the Building and the Demised Premises shall not be altered or disturbed in any manner without prior written consent from Landlord, which consent shall not be unreasonably withheld. Any alterations or additions must be performed by licensed personnel authorized by Landlord

14. The toilets and other plumbing fixtures shall not be used for any purpose other than that for which they are designed. No sweepings, rubbish or other similar materials or substances shall be deposited therein.

15. Smoking is prohibited in the elevator, hallways, corridors, stairs, lobbies and other common areas of the Building.

16. Tenant shall not waste electricity, water or air conditioning and shall cooperate fully with Landlord to assure the most effective and efficient operation of the heating and/or air conditioning systems of the Building.

17. Tenant assumes full responsibility for protecting the Demised Premises from theft, robbery and pilferage. Except during Tenant’s normal business hours, Tenant shall keep all doors to the Demised Premises locked and other means of entry to the demised Premises closed and secured

18. All cleaning, repairing, janitorial, decorating, painting or other services and work in and about the Demised Premises shall be done only by authorized Building personnel.

19. Neither Tenant nor Tenant’s employees shall conduct advertising, solicitation or other general communication of any kind in the Building or Development or in, or from any vehicle within or adjacent to the Development and neither Tenant nor its employees shall distribute literature, flyers, handouts or pamphlets of any kind in any of the common areas of the Building ox Development without the prior written consent of Landlord.

20. Tenant shall not cook, otherwise prepare or sell, any food or beverages in or from the Demised Premises or Development

21. Tenant shall not permit the use of any apparatus for sound production or transmission in such manner that the sound so transmitted or produced shall be audible or vibrations therefrom shall be detectable beyond the Demised Premises.

22. Tenant shall keep all electrical and mechanical apparatus free of vibration, noise and air waves which may be transmitted beyond the Demised Premises.

23. No floor covering shall be affixed to any floor in the Demised Premises by means of glue or other adhesive, unless the installation procedure is approved by Landlord

24. Tenant shall comply with all rules and regulations established by Landlord pursuant to other applicable provisions of its lease.

25. Tenant shall take no action that would interfere with the business of Landlord or any other tenant or occupant in the Building or with the rights and privileges of any customer or other person(s) lawfully in and upon the Building, or that would violate Landlord’s labor contracts, if any, affecting the Building.

26. Tenant shall participate and observe rules established by Landlord in connection with any parking program initiated by Landlord, including use of automobile parking decals by all officers, agents and employees of Tenant

Landlord shall not be responsible for the violation of any of the foregoing rules and regulations by other tenants of the Building or Development and shall not be obligated to enforce the same against other tenants. Landlord shall have the light to amend these rules and regulations from time to time.